UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 10, 2013

Date of Report (Date of earliest event reported)

GREENLITE VENTURES INC.

(Exact name of registrant as specified in its charter)

N/A

(Former name or former address if changed since last report)

NEVADA	000-51773	91-2170874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 201, 810 Peace Portal Drive Blaine, WA	98230
(Address of principal executive offices)	(Zip Code)

(360) 220-5218

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

The following information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

On June 10, 2013, Greenlite Ventures Inc. (the “Company”) entered into a marketing consulting agreement (the “Agreement”), with Phantasma Media LLC, (“Phantasma”) to provide consulting services (the “Services”) to the Company to evaluate the Company’s carbon credit marketing and make recommendations for an improved marketing program. In consideration of the Services, the Company paid $8,500 USD to Phantasma on execution of the Agreement.

Should the Company wish to retain the services of the Consultant to implement the New Marketing Program beyond the above noted 30-day period, additional consideration for the Consultant will be negotiated.

A copy of the Agreement is attached as an exhibit to this report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Marketing Consulting Agreement dated June 10, 2013 with Phantasma Media LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLITE VENTURES INC.

Date: June 10, 2013	By:	/s/ Howard Thomson
HOWARD THOMSON President and Chief Executive Officer

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